Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO AMENDED AND RESTATED MANAGEMENT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED MANAGEMENT AGREEMENT (this “First Amendment”) is made as of December 6, 2020 (the “Effective Date”) by and among Ready Capital Corporation, a Maryland corporation, on behalf of itself and its direct and indirect Subsidiaries (the “Company”), Sutherland Partners, LP, a Delaware limited partnership (the “Operating Partnership”), and Waterfall Asset Management, LLC, a Delaware limited liability company (together with its permitted assignees, the “Manager”).

WHEREAS, the Manager entered into an Amended and Restated Management Agreement, dated as of May 9, 2016, with the Company, the Operating Partnership and certain of its subsidiaries (the “Management Agreement”);

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Anworth Merger Agreement”), with RC Merger Subsidiary, LLC, and Anworth Mortgage Asset Corporation Inc. (the “Target”), pursuant to which the Company will acquire the Target (the “Transaction”); and

WHEREAS, in connection with the Anworth Merger Agreement and the Transaction, the Company and the Manager intend to temporarily reduce the Base Management Fee under the Management Agreement;

NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1. Temporary Adjustment of Base Management Fee. Contingent upon the closing of the Transaction as contemplated by the Anworth Merger Agreement, the following sentence shall be added to the end of Section 8(a):

“Notwithstanding the foregoing, the Base Management Fee shall be reduced by $1,000,000 per quarter for each of the first four full quarters following the Effective Time (as defined in the Agreement and Plan of Merger, dated as of December 6, 2020, by and among the Company, RC Merger Subsidiary, LLC, a Delaware limited liability company, and Anworth Mortgage Asset Corporation, a Maryland corporation).”

SECTION 2. No Other Amendments. Except as expressly set forth in Section 1 hereof, the Management Agreement has not been amended, revised or modified, and it remains in full force and effect.

SECTION 3. Notices. all notices, requests, demands and other communications required or permitted under this First Amendment shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, or (iii) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

If to the Company:

Ready Capital Corporation
1251 Avenue of the Americas, 50th Floor

New York, New York 10020

Attention: Andrew Ahlborn
Telephone: (212) 257-4622

with a copy to:

Alston & Bird LLP

90 Park Avenue, 15th Floor

New York, NY 10016

Attention: Michael Kessler

David E. Brown, Jr.

Telephone: (212) 210-9566

(202) 239-3345

If to the Manager:

Waterfall Asset Management, LLC
1251 Avenue of the Americas, 50th Floor
New York, New York 10020
Attention: Andrew Ahlborn
Telephone: (212) 257-4622

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 3 for the giving of notice.

SECTION 4. Binding Nature of Amendment; Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided in the Management Agreement.

SECTION 5. Entire Agreement. This First Amendment contains the entire agreement and understanding among the parties hereto with respect to the subject matter of this First Amendment, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this First Amendment. The express terms of this First Amendment control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms of this First Amendment. This First Amendment may not be modified or amended other than by an agreement in writing signed by the parties hereto.

SECTION 6. GOVERNING LAW. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES TO THE CONTRARY.

SECTION 7. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision hereunder shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

SECTION 8. Headings. The headings of the sections of this First Amendment have been inserted for convenience of reference only and shall not be deemed part of this First Amendment.

SECTION 9. Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This First Amendment shall become binding when one or more counterparts of this First Amendment, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

SECTION 10. Severability. Any provision of this First Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11. Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first written above.

WATERFALL ASSET MANAGEMENT, LLP

By:	/s/ Thomas E. Capasse
By:	Thomas E. Capasee
Its:	Manager

SUTHERLAND PARTNERS, LP

By:	/s/ Thomas E. Capasse
By:	Thomas E. Capasse
Its:	Authorized Signatory

READY CAPITAL CORPORATION

By:	Thomas E. Capasse
By:	Thomas E. Capasse
Its:	Chairman of the Board and Chief Executive Officer

[Signature Page to A&R Management Agreement Amendment]